                                                                     EXHIBIT 9.1


                             JUTVISION CORPORATION

         SHARE CONTRIBUTION, SUBSCRIPTION, RIGHT OF FIRST REFUSAL AND
                               VOTING AGREEMENT

       This Share Contribution, Subscription, Right of First Refusal and Voting Agreement, by and between Jutvision Corporation, a Delaware corporation with principal address at 124 University Avenue, Palo Alto, California, 94301 (the "Company"), and [insert name of investor ("Investor")], is entered into as of the 1/st/ day of January, 1999 (the "Agreement").

       WHEREAS, Investor is the holder of [insert number of shares] of the Series A Convertible Preferred Shares of Jutvision Corporation, an Ontario, Canada corporation ("Jutvision Canada");

       WHEREAS, pursuant to a duly called special meeting of the shareholders of Jutvision Canada held on December 30, 1998, the shareholders of Jutvision Canada, both in person and by proxy, voted in favor of a reorganization of Jutvision Canada (the "Reorganization"), as more fully described in that certain Information Circular (including all exhibits thereto) relating to the special meeting dated as of December 15, 1998 (the "Information Circular"), and mailed to all of the shareholders of Jutvision Corporation;

       WHEREAS, as part of the Reorganization, the holders of the Series A Convertible Preferred Shares of Jutvision Canada are to contribute all of the Series A Convertible Preferred Shares of Jutvision Canada to the Company in consideration of and exchange for a like number of shares of the Series A Convertible Preferred Stock of the Company (the "Series A Preferred"), and the Common Shareholders of Jutvision Canada for cash consideration shall receive in exchange therefore all of the shares of Class B Common Stock of the Company, which, together with the Series A Preferred, constitute all of the outstanding voting stock of the Company (the Company having no authorized non-voting stock);

       WHEREAS, the parties intend the Reorganization to constitute an exchange under Section 351(a) of the Internal revenue Code of 1986, as amended;

       WHEREAS, to consummate the Reorganization, Investor wishes to contribute [his, her, its] shares of Series A Convertible Preferred Shares of Jutvision Canada to the Company in consideration of and exchange for a like number of shares of the Series A Preferred pursuant to and in accordance with the terms and conditions of this Agreement;

       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

       1.   Contribution, Issuance and Subscription.
            ----------------------------------------

       (a) Investor has thoroughly read and understands this Agreement, the Information Circular and the terms of the Reorganization.

       (b) In connection therewith, and subject to the terms and conditions of this Agreement, Investor hereby contributes, transfers and conveys to the Company [insert number of shares] of the Series A Convertible Preferred Shares of Jutvision Canada.

     (c) In consideration of such contribution and subject to the terms and conditions of this Agreement, the Company hereby agrees to issue, and Investor hereby subscribes for, [insert number of shares] shares of Series A Preferred.

     (d) Each of the parties agree to deliver such documents, certificates, agreements and opinions as shall be reasonably requested by the other parties in connection with the execution, delivery and performance by each party of this agreement and the transactions contemplated hereby.

     2.   Accredited or Un-Accredited Investor.
          -------------------------------------

     (a) Investor hereby represents and warrants that [his/her/its] representations and warranties set forth under the heading "2. Accredited or Un-Accredited Investor" contained in that certain Share Subscription, Right of First Refusal and Voting Agreement, by and between Jutvision Canada and Investor relating to Jutvision Canada's 1998 private placement of Series A Convertible Preferred Shares and Investor's subscription therefore (the "Original Subscription Agreement") remains true and correct and is incorporated herein by reference.

     (b) For purposes of the offer and issuance of the Series A Preferred in connection with the Reorganization, Investor warrants that [he/she/it] is not a "public" purchaser as such term is used in United States and Canadian securities laws nor is a resident of any province or territory of Canada. Investor understands that the Series A Preferred shares are being issued to sophisticated subscribers having common bonds of interest and association with the Company and its management only (and Investor is such a subscriber) and not for sale to the public. Investor understands that the Company is relying on Investor's representations contained herein to make this offer to Investor.

     (c) In order to meet the conditions for exemption from the registration requirements under the securities laws of certain jurisdictions, investors who are residents of such jurisdictions may be required to meet additional suitability requirements.

     3.   Experience and Suitability. Investor is qualified by [his/her/its]
          --------------------------
knowledge and experience in financial and business matters, investments, securities and private placements to evaluate the merits and risks of an investment in the Series A Preferred and to make an informed decision relating thereto. Investor has the financial capability for making the investment and protecting [his/her/its] interests, and Investor can afford a complete loss of the investment. The investment is a suitable one for Investor.

     4.   No Need for Liquidity. Investor is aware that [he/she/it] will be
          ---------------------
unable to liquidate the investment readily in case of an emergency and that the Series A Preferred may have to be held for an indefinite period of time. Investor's overall commitment to investments which are not readily marketable is not excessive in view of Investor's net worth and financial circumstances and the subscription for the Series A Preferred will not cause such commitment to become excessive. In view of such facts, Investor acknowledges that [he/she/it] has adequate means of providing for [his/her/its] current needs, anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Series A Preferred. Investor is able to bear the economic risk of this investment.

     5.   Opportunity to Investigate. Prior to the execution of this Agreement,
          --------------------------
Investor and [his/her/its] advisors have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Reorganization, how it will affect Investor's investment in the Company, how the Series A Preferred differs from the Series A Convertible Preferred Shares of Jutvision Canada contributed to the Company hereunder, and the finances, operations, business and prospects of the Company. Investor and [his/her/its] advisors have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, Investor has independently evaluated the risks of the contribution to the Company of the Series A Convertible Preferred Shares of Jutvision Canada and Investor's subscription for the Series A Preferred, and is satisfied that [he/she/it] has received information with respect to all matters which [he/she/it] considers material to [his/her/its] decision to make this investment.

     6.   Risk Factors. Investor has carefully considered the potential risks
          ------------
relating to the Reorganization. Investor fully understands that the Company has limited financial and operating history, is a development stage company which has generated minimal revenues from the sale of products and has had net operating losses in each year of operation, and that the Series A Preferred is a speculative investment which involves a high degree of risk of loss of Investor's entire investment. Investor is familiar with the general risks of investment in companies with a limited operating history and financial results such as those of the Company. Investor understands that the Company is subject to all of such risks.

     7.   Investment Purpose. Investor is acquiring the Series A Preferred for
          ------------------
the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Series A Preferred. Investor understands that the Series A Preferred has not been registered under the United States Securities Act or the securities laws of Canada or any state or province, and hereby agrees not to make any sale, transfer or other disposition of any such Series A Preferred unless either (i) the Series A Preferred first shall have been registered under the United States Securities Act and all applicable state securities laws or the applicable Canadian Securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from Investor and the transferee as the Company requests at such time.

     8.   Legends. Investor understands that until the Series A Preferred has
          -------
been registered under the Securities Act or the Canadian Securities laws and applicable state securities laws each certificate representing such securities shall bear a legend substantially similar to the following:

          The securities represented by this certificate have not been registered under the United States Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and not with a view to distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Securities Act of 1933 and any other applicable securities laws, unless the holder shall have obtained an opinion of counsel reasonably satisfactory to the corporation that such registration is not required.

In addition, each certificate representing the Series A Preferred shall bear a legend substantially similar to the following:

          The shares represented hereby are also subject to restrictions on transfer contained in a certain Share Contribution, Subscription, Right of First Refusal and Voting Agreement, and may not be sold, pledged or otherwise transferred without compliance with the terms thereof. The Company will furnish a copy of the full text of such restrictions to the holder of this certificate upon written request and without charge.

     9.   No Regulatory Approval of Merits. Investor understands that neither
          --------------------------------
the United States Securities and Exchange Commission nor the commissioner or department of securities or attorney general of Canada or any state or province has passed upon the merits or qualifications of, nor recommended nor approved, the Series A Preferred. Any representation to the contrary is a criminal offense.

     10.  Independent Advice. Investor understands that [he/she/it] is urged to
          ------------------
seek independent advice from my professional advisors relating to the suitability for me of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such an investment. Because the Reorganization involves Canadian and U.S. corporations, both United States domestic and Canadian tax law could effect your investment in the Series A Preferred. By executing this Subscription Agreement, you acknowledge your obligation to seek appropriate tax advice.

     11.  Restrictions on Transfer. Investor hereby agrees to the following
          ------------------------
provisions with respect to any sale, transfer or other disposition of the Series A Preferred which Investor acquires, in the event such sale, transfer or disposition is allowed pursuant to Section 7 hereof:

          (a)  Non-Complying Transfers Prohibited. Investor understands that
               ----------------------------------
     [he/she/it] may not sell, assign, transfer, exchange, gift, devise, pledge, hypothecate, encumber or otherwise alienate or dispose of any Series A Preferred owned by Investor, or any right or interest therein, whether voluntarily or involuntarily, by operation of law or otherwise, except in accordance with this Agreement. Any such purported transfer in violation of any provision of this Agreement and all actions by the purported transferor and transferee in connection therewith shall be of no force or effect. The Company shall not be required to recognize such purported transfer for any purpose, including without limitation for purposes of dividend and voting rights. If any transfer of the Series A Preferred is made or attempted contrary to the provisions of this Agreement or if any Series A Preferred is not offered as required by this Agreement, the Company shall have the right to purchase such Series A Preferred from Investor or [his/her/its] transferee at any time before or after the purported transfer, as hereinafter provided. In addition to any other legal or equitable remedies the Company or such other holders may have, the Company and such other holders may enforce this right by actions for specific performance, to the extent permitted by law.

          (b)  Rights of First Refusal on Voluntary Transfers.
               ----------------------------------------------

               (i)  Right of First Refusal of the Company. In the event that
                    -------------------------------------
          Investor (hereafter the "Selling Shareholder") intends to sell, assign, transfer or otherwise voluntarily alienate or dispose of any Series A Preferred, [he/she/it] shall, prior to any such transfer, give written notice (the "Selling Shareholder's Notice") of such intention to the Company. The Selling Shareholder's Notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such transfer and shall be accompanied by a copy of a binding written agreement of the proposed transferee to purchase such Series A Preferred from the Selling Shareholder. The Selling Shareholder's Notice shall constitute a binding offer by the Selling Shareholder to sell to the Company or its designee such number of shares of Series A Preferred (the "Offered Securities") then owned by the Selling Shareholder as are proposed to be sold in the Selling Stockholder's Notice at the monetary price per share designated in the Selling Shareholder's Notice, payable as provided in Section 11(b)(ii) hereof. Not later than thirty (30) days after receipt of the Selling Shareholder's Notice, the Company shall deliver written notice (the "Company's Notice") to the Selling Shareholder stating whether the Company or its designee has accepted the offer stated in the Selling Shareholder's Notice. The Company may only accept the offer of the Selling Shareholder in whole and may not accept such offer in part. If the Company accepts the offer of the Selling Shareholder, the Company's Notice shall fix a time, location and date for the closing of such purchase, which date shall be not less than ten (10) nor more than thirty (30) days after delivery of the Company's Notice.

               (ii)   Closing. The place for the closing of any purchase and
                      -------
          sale described in Section 11 (b)(i) shall be the principal office of the Company or at such other place as the parties shall agree. At the closing, the Selling Shareholder shall accept payment on the terms offered by the proposed transferee named in the Selling Shareholder's Notice; provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Series A Preferred proposed to be sold. At the closing, the Selling Shareholder shall deliver to the Company, in exchange for Securities purchased and sold at the closing, certificates for the number of Securities stated in the Selling Shareholder's Notice, accompanied by duly executed instruments of transfer.

               (iii)  Transfers to Third Parties. If the Company fails to accept
                      --------------------------
          the offer stated in the Selling Shareholder's Notice, then the Selling Shareholder shall be free to sell all, but not less than all, of the Offered Securities to the designated transferee at a price and on terms no less favorable to the Selling Shareholder than described in the Selling Shareholder's Notice; provided, however, that such sale is consummated within ninety (90) days after the giving of the Selling Shareholder's Notice to the Company. As a condition precedent to the effectiveness of a transfer pursuant to this Section 11 (b)(iii), the proposed transferee(s) shall agree in writing prior to such transfer to become a party to this Agreement and shall thereafter be permitted to transfer Securities only in accordance with this Agreement.

               (iv)   Transfers to Permitted Transferees. The restrictions on
                      ----------------------------------
          transfer contained in this Section 11 (b) shall not apply to (a) transfers by a holder of Series A Preferred to his spouse, children or other member of his immediate family, or to a trust for the benefit of such persons, (b) transfers by a holder of Series A Preferred to the trustee or trustees of a trust revocable solely by him, (c) transfers by a holder of Series A Preferred to his guardian or conservator, or (d) transfers by a holder of Series A Preferred, in the event of his death, to his executor(s)or administrator(s) or to trustee(s) under his will (collectively, "Permitted Transferees"); provided, however, that in any such event the Series A Preferred so
          -----------------
          transferred in the hands of each such Permitted Transferee shall remain subject to the provisions of this Section 11(b), and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

          (c)  Waiver; Disposition of Shares. From time to time the Company may
               -----------------------------
     waive its rights hereunder either generally or with respect to one or more specified transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder shall be taken by vote of a majority of its Directors then in office. Any Shares which the Company has elected to purchase hereunder may be disposed of by its Board of Directors in such manner as it deems appropriate, with or without further restrictions on the transfer thereof.

          (d)  Termination of Restrictions.
               ----------------------------

          The restrictions contained in Sections (11 )(a) to and inclusive of (11 )(d) hereof shall cease to apply upon the earliest to occur of the following:

          (i) the closing of an agreement of purchase and sale with respect to all of the assets of the Company; or

          (ii) a public offering by the Company after which the Company becomes subject to the reporting requirements of the United States Securities Exchange Act of 1934, as amended; or

          (iii) the dissolution and/or liquidation of the Company.

          (f)  Residents of Pennsylvania. Residents of Pennsylvania shall
               -------------------------
     complete the form attached hereto as Exhibit A.
                                          ----------

          The restrictions of this Section 11 shall be binding upon the heirs, executors, administrators, assigns or other successors in interest of the undersigned.

     12.  Voting. Investor agrees that, as long as Investor, (alone or with
          ------
[his/her/its] affiliates or associates) beneficially owns any Series A Preferred of the Company, Investor shall, and shall direct [his/her/its] associates and affiliates to, vote all the Series A Preferred owned by [him/her/it] in the same proportion as the votes cast by all other holders of the Company's Common Stock and Class B Common Stock with respect to (and shall take no actions in opposition to) any merger, consolidation, reorganization, reincorporation, sale of assets, sale of all or substantially all of the outstanding shares of the Company, or the like involving the Company and recommended by the Company's Board of Directors. Investor shall be entitled to rely upon the information provided to [him/her/it] in writing by the Company or, in the absence thereof, filed by the Company with the United States Securities and Exchange Commission, regarding the number of shares of capital outstanding and issuable upon exercise or conversion of options, warrants or the other securities.

The restrictions of this Section 12 shall terminate upon the conversion of Investor's Series A Preferred to Common Stock as provided by the Company's Certificate of Incorporation, as amended.

     13. Indemnification. Investor understands the meaning and legal
         ---------------
consequences of this Agreement and agrees to indemnify and hold harmless the Company and each director and officer thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the undersigned contained in this Agreement.

     14. Ownership of Series A Convertible Preferred Shares; No Encumbrances;
         --------------------------------------------------------------------
         Authority and Noncontraventional.
         ---------------------------------

     (a) Investor has good and marketable title to the Series A Convertible Preferred Shares of Jutvision Canada contributed, transferred and conveyed to the Company hereunder, free and clear of any and all liens, pledges, mortgages and other encumbrances, and Investor is not a party to any agreement of guarantee, indemnification or assumption of the obligations of a third party, or any other commitment, including endorsements or other contingent liabilities, any one more of which would adversely affect title to the Series A
Convertible Preferred Shares of Jutvision Canada contributed, transferred and conveyed to the Company hereunder.

     (b) The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which the Investor is a party or by which the Investor is bound. If an organization, (i) the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; (ii) the Investor has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder; and (iii) this Agreement has been duly authorized by all necessary action on the part of all officers, directors, partners, stockholders and trustees and will not violate any agreement to which the Investor is a party; and (iv) the individual executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of the organization. The Investor has not been organized for the purpose of subscribing for the Series A Preferred.

     15.  Duration. Investor understands that [he/she/it] may not cancel,
          --------
terminate or revoke this Agreement or any agreement made by [him/her/it] hereunder and that this Agreement shall survive Investor's death or disability and shall be binding upon Investor's heirs, executors, administrators, successors and assigns.

     16.  Further Assurances. Within ten (10) days after receipt of a written
          ------------------
request from the Company, Investor agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

     17. Miscellaneous.
         --------------

          (a)  Notices. All notices, requests, consents and other communications
               -------
     hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or
     (iv) sent by registered mail, return receipt requested, postage prepaid.

          If to the Investor:

               To the address designated in Section 18 hereof.

          If to the Company:

               To the address set forth at the top of this Agreement.

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the 5th business day following the day such mailing is made.

          (b)   Entire Agreement. This Agreement embodies the entire agreement
                ----------------
     and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (c)    Modifications and Amendments. The terms and provisions of this
                 ----------------------------
     Agreement may be modified or amended only by written agreement executed by the parties hereto.

          (d)    Waivers and Consents. The terms and provisions of this
                 --------------------
     Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

          (e)    Assignment. This Agreement may not be transferred or assigned
                 ----------
     without the prior written consent of the Company and any such transfer or assignment shall be made only in accordance with applicable laws and any such consent.

          (f)   Benefit. All statements, representations, warranties, covenants
                -------
     and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          (g)   Governing Law. This Agreement and the rights and obligations of
                -------------
     the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

          (h)   Jurisdiction and Service of Process. Any legal action or
                -----------------------------------
     proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 18 hereof.

          (i)   Severability. In the event that any court of competent
                ------------
     jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

          (j)   Interpretation. The parties hereto acknowledge and agree that:
                --------------
      (i) each party and its counsel have reviewed the terms and provisions of this Agreement; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, the use of any gender shall include all persons.

          (k)   Headings and Captions. The headings and captions of the various
                ---------------------
     (i) subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

          (1)   Enforcement. Each of the parties hereto acknowledges and agrees
                -----------
     that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

          (m)   No Waiver of Rights, Powers and Remedies.  No failure or delay
                ----------------------------------------
     by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

          (n)   Expenses.  Each of the parties hereto shall pay its own fees
                --------
     and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

          (o)   Counterparts.  This Agreement may be executed in one or more
                ------------
     counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. The parties hereto agree that the information and representations set forth in Section 18 of the Original Subscription Agreement are hereby incorporated herein by reference.

     19. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE REORGANIZATION, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE OR CANADIAN PROVINCIAL OR TERRITORIAL COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL AND UNITED STATES STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     20.   Under penalties of perjury, Investor certifies that:

          A. The Taxpayer Identification Number set forth in Section 18 of the Original Subscription Agreement is true and correct;

          B. Investor is not subject to backup withholding either because Investor has not been notified by the Internal Revenue Service (IRS) that [he/she/it] is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Investor that Investor is no longer subject to backup withholding.

          C. INVESTOR IS SUBSCRIBING FOR THE SERIES A PREFERRED ONLY AFTER HAVING READ, CONSIDERED AND FULLY UNDERSTOOD THE COMPANY'S INFORMATION CIRCULAR. INVESTOR IS NOT RELYING ON ANY INFORMATION OR REPRESENTATION CONCERNING THE COMPANY OR THE SERIES A PREFERRED EXCEPT AS SPECIFICALLY SET FORTH IN THE INFORMATION CIRCULAR.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument on this 1/st/ day of January, 1999.

                                    JUTVISION CORPORATION

                              By:   _________________________________
                                    Name: Roy Dalton
                                    Title: Vice President, Finance

                              (For Co-owners, if applicable)

_______________________       _______________________________________
Investor Signature            Investor Signature



_______________________       _______________________________________

Print Name                     Print Name

                                                                       EXHIBIT A

                  FOR RESIDENTS OF THE STATE OF PENNSYLVANIA
                  ------------------------------------------

     I hereby agree not to sell the Securities for a period of twelve (12) months from the date of purchase, except in accordance with Regulation
(S)204.011 promulgated under the Pennsylvania Securities Act of 1972.

                                    Signed:_________________________________

                                     Dated:_________________________________